EXHIBIT 46


                   SECURITIES LENDING AGENCY CLIENT AGREEMENT

       THIS AGREEMENT is made as of the 17TH DAY OF JUNE, 2003 by and between each of the party or parties listed as Clients on Exhibit 1 to this Agreement (each a "Client") and UBS Securities LLC ("UBS"). Capitalized terms not otherwise defined shall have the meanings set forth in Section 14.

       Each Client and UBS, intending to be legally bound, agree as follows:

       1.     APPOINTMENT OF UBS; TERMS OF LOANS.

              (a) (i) Each Client hereby authorizes and appoints UBS, and UBS agrees to act, as Client's agent to effect Loans of Available Securities to Eligible Borrowers and to provide related administrative services to Client, all pursuant to the terms and conditions of this Agreement. During the term of this Agreement, UBS may from time to time, in its sole discretion, contact Eligible Borrowers on behalf of any Client and lend Available Securities belonging to that Client ("Lending Client") to those Eligible Borrowers. Before committing to lend Available Securities to an Eligible Borrower, UBS shall make a reasonable investigation and determination that the Borrower is creditworthy, and that UBS has received no notice from the Client or the Custodian that any of the Available Securities to be lent have been sold.

                     (ii) The initial Eligible Borrowers for each Client are listed on Exhibit 2 hereto. Exhibit 2 may be amended by UBS from time to time, PROVIDED, however, that no such amendment adding an Eligible Borrower shall be effective with respect to any Client unless approved by that Client, and PROVIDED FURTHER, that UBS shall amend Exhibit 2 to delete any Eligible Borrower with respect to any Client promptly following written notice from that Client directing UBS to do so.

              (b) Each Loan shall be made pursuant to an agreement ("Borrowing Agreement") substantially in a form attached as Schedule A hereto and a supplemental borrower agreement ("Supplemental Agreement") substantially in a form attached as Schedule B hereto or in such other form as may be approved by from time to time by Client. The form of the Borrowing Agreement used with respect to a Loan made on behalf of any Client shall not be amended by UBS in any material respect except with the prior written consent of that Client. UBS shall disclose fully to Eligible Borrowers that UBS acts as agent for its clients and not as principal.

              (c) Each Loan shall be terminable by UBS on behalf of Lending Client or the Borrower upon notice to the other party. At its sole discretion, UBS may notify any Borrower of the termination of any Loan at any time. UBS will notify the Borrower of the termination of any Loan on the same day that it is directed to terminate the Loan by Lending Client if UBS receives such direction by the Termination Notice Time on a Business Day; if the direction to terminate is received by UBS after the Termination Notice Time, UBS will notify the Borrower of the termination of the Loan on the next Business Day. In the case of notice by UBS, the termination date so established will be no later than: (i) in the case of

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Loans of Government  Securities,  the same Business Day as such notice,  (ii) in the case of Foreign Securities, the standard settlement date for trades of the Loaned Securities entered into on the date of such notice in the principal market for such securities, or (iii) in all other cases, the third Business Day following such notice.

       2.     Authority of UBS with Respect to Loans.

              (a)    UBS is hereby authorized:

                     (i) to make, execute, acknowledge and deliver Borrowing Agreements and any and all other documents or agreements of transfer and conveyance and any and all other instruments that may be necessary or appropriate to effect a transfer of Available Securities to Eligible Borrowers pursuant to a Borrowing Agreement or to complete any Loan; and

                     (ii) to exercise all of the rights of Lending Client under the Borrowing Agreement and to do all acts, whether or not expressly authorized, which it may deem reasonably necessary or proper for the protection of the Collateral held thereunder.

              (b)    Each Client acknowledges and agrees that:

                     (i) if Client's Available Securities or Collateral are, or under the terms of this Agreement are required to be, held by its Custodian, Client shall direct its Custodian to take such actions as are necessary or appropriate to enable UBS to perform its obligations hereunder or under any Borrowing Agreement;

                     (ii) UBS shall have full discretion regarding the selection of the particular Eligible Borrowers to whom Loans of Available Securities may be made and as to the selection of the particular Available Securities loaned pursuant to any Loan;

                     (iii) there is no assurance that Loans will be made at any time;

                     (iv) UBS may perform securities lending activities for other clients of UBS, including clients that are, or that are advised or managed by, its Affiliates, and UBS may allocate securities lending opportunities among any or all of its clients using such reasonably impartial methods as UBS may follow from time to time; and

                     (v) Client waives the right to vote Loaned Securities or to provide any consent or take any similar action with respect to any Loaned Securities. Notwithstanding the foregoing, under the terms of the Borrowing Agreement, Client shall be entitled to receive any payment made in respect of any consent solicitation with respect to its Loaned Securities.

                     (vi) Should a sale, voluntary corporate action, or cash or non-cash distribution or other action requiring Client selection or notification occur in respect of any Loaned Securities, Client shall provide UBS with timely advice of such action.

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              (c)    If an installment, call or rights issue becomes payable on, or in respect of any, Loaned Securities, UBS shall use reasonable efforts to ensure that any timely instructions from Lending Client are complied with, but UBS shall not be required to make any payment unless Lending Client has first provided funds to make such payment.


              (d)    Notwithstanding anything to the contrary herein, UBS agrees that, with respect to any Collateral provided or to be provided by any Eligible Borrower for any Loan, UBS will not, without Client's express written authorization to do so, agree to accept or allow the substitution of any Collateral other than Eligible Collateral. For purposes of this Agreement, the dollar amount of any cash transferred to the Client Account by the Eligible Borrower as Eligible Collateral, shall be deemed to be such Eligible Collateral's "Market Value" at all times. UBS shall, as permitted under section
8.4 of the Borrowing Agreement, agree with all Borrowers to mark, and shall mark, values to market on an Account by Account basis.

       3.     COLLATERAL; RESPONSIBILITIES OF UBS AND CLIENT.

              (a) Under the terms of each Loan, Borrower shall be required to transfer to UBS or to the Client Account, at or before the inception of the Loan, Eligible Collateral having a Market Value (determined as of the close of trading on the preceding Business Day) at least equal to 105% of the Market Value of any Loaned Securities that are Foreign Securities and 102% of all other Loaned Securities (the "Required Collateral Level").

              (b) UBS shall determine the Market Value of the Loaned Securities and the Eligible Collateral for each Loan on each Business Day. Under the terms of each Loan, if at any time the Market Value of the Eligible Collateral for any Loan is less than 101% of the Market Value of the respective Loaned Securities (104% if the Loaned Securities are Foreign Securities), then the Borrower shall be required to transfer to UBS or the Client Account, on or before the next Business Day, additional Eligible Collateral sufficient to increase the Market Value of the Eligible Collateral to at least the Required Collateral Level. For purposes of this calculation, both a decrease in the value of non-cash collateral and/or an increase in the Market Value of the Loaned
Securities may require additional Eligible Collateral to be transferred. In accordance with general market practice, UBS will cause all additional Collateral collected from Borrower, to be transferred to the Client Account, to the extent that UBS receives it.

              (c) (i) If the Collateral Guidelines provide that Collateral for Client is to be held in its Client Account, UBS shall transfer any Collateral received by it with respect to Loans for that Client to its Client Account. If UBS receives such Collateral prior to 3:00 p.m., Eastern time (or, in the case of cash Collateral, 5:00 p.m., Eastern time), such transfer shall be made on the same Business Day that the Collateral is transferred to UBS; if such Collateral received later than that time, such transfer shall be made on the next Business Day.

                     (ii) If the Collateral Guidelines do not provide that Collateral for Client is to be held in its Client Account, UBS shall remit the net earnings on cash Collateral for such Client to its Client Account on a monthly basis, within 10 Business Days after the end of the month, and shall use its best efforts to credit to such Client Account any loan fees paid by Borrowers to UBS in


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respect of any Loan on the dates  that such fees are  received  by UBS.  In each case, the amount credited to such Clients may be reduced by the amount of any compensation due to UBS pursuant to Section 6.

              (d) Unless otherwise indicated in this Agreement or the exhibits hereto, or unless otherwise agreed by Client and UBS, UBS shall invest, or shall arrange for the investment of, all cash Collateral in accordance with the Investment Guidelines. All investments of cash Collateral shall be for the account of the Lending Client and shall be solely at the Lending Client's risk. To the extent consistent with the Investment Guidelines, cash Collateral may be invested in repurchase agreements with UBS or in investment companies or other commingled accounts advised or managed by UBS or its Affiliates, and Client consents to the retention by UBS and its Affiliates of any advisory or other fees paid by such accounts. If UBS arranges for cash Collateral to be invested by an investment manager or adviser (other than UBS but including any advisory Affiliate of UBS) approved by Client, Client will be responsible for any investment management or advisory fees charged by that investment manager or adviser.

              (e) UBS shall give appropriate and timely directions to Lending Client or its Custodian with respect to the transfer and re-transfer of any and all Loaned Securities, Collateral maintained in the Client Account and payments, distributions and proceeds thereon or thereof, and if the Collateral is maintained in the Client Account, with respect to the payment of any loan rebates to Borrowers, and each Lending Client will direct its Custodian to timely execute such directions.

              (f) In the event of any default by any Borrower in respect of any Loan, UBS shall be responsible for notifying the Lending Client, and UBS shall take any and all actions in accordance with the Borrowing Agreement necessary or appropriate to protect the interest of the Lending Client in respect of the Loan, including without limitation, liquidating or, if the Collateral is maintained in the Client Account, directing Lending Client or its Custodian to liquidate, the Collateral.

              (g) Except as provided in paragraph (h), UBS shall arrange for an amount equal to any interest, dividends or other distributions paid on Loaned Securities to be credited to the appropriate Client Account in accordance with the compensation schedule set forth in Exhibit 4 hereto.

              (h) Non-cash distributions on Loaned Securities in the nature of stock splits or stock dividends shall be added to the Loan and become Loaned Securities; PROVIDED that a Lending Client may, by giving UBS ten (10) Business Days' notice prior to the date of such non-cash distribution, direct UBS to request that the Borrower deliver such non-cash distributions to its Client Account, in which case UBS shall arrange for such non-cash distribution to be credited to that Client Account as soon as practicable.

       4.     REPRESENTATIONS, WARRANTIES AND COVENANTS.

              (a)    Each Client represents, warrants and covenants as follows:

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                     (i)    this  Agreement  constitutes  the  legal,  valid and
binding obligation of Client, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors' rights generally;

                     (ii) the execution, delivery and performance by Client of this Agreement, execution of each Borrowing Agreement by UBS on behalf of Client, and UBS's entering into Loans under Borrowing Agreements on behalf of Client, have been duly and validly authorized by Client, and Loans made in accordance with the terms hereof will comply with all laws and regulations, including those of securities regulatory and self-regulatory organizations, applicable to Client;

                     (iii) Client owns, and will own at the time that any Loan is outstanding, all Available Securities free and clear of any lien or encumbrance;

                     (iv) Client has made its own determination as to the tax treatment of any dividends, remuneration or other funds received hereunder;

                     (v) Client and any party serving as an investment consultant to Client have approved the lending of Available Securities, have determined that each of the Eligible Borrowers, the Eligible Collateral and the Investment Guidelines (as the same may be amended pursuant to the terms hereof) are appropriate for Loans by Client hereunder and have directed UBS to comply with the same, and have determined that lending the Available Securities in accordance with the terms hereof is an appropriate activity for Client, consistent with its investment objectives and policies;

                     (vi) the Available Securities are not "plan assets" within the meaning of ERISA, or if the Available Securities are such plan assets, a Loan of the Available Securities to an Eligible Borrower would not constitute a prohibited transaction for purposes of ERISA; and

                     (vii) no Loan of the Available Securities will violate any statute, regulation, rule, order, judgment or agreement binding on Client or any of its assets.

              (b) UBS represents, warrants and covenants to each Client as follows:

                     (i) this Agreement constitutes a legal, valid and binding obligation of UBS, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors' rights generally;

                     (ii) the execution, delivery and performance by UBS of this Agreement and of each Borrowing Agreement, and UBS's entering into Loans under Borrowing Agreements on behalf of Client, have been duly and validly authorized by UBS, and Loans made in accordance with the terms hereof will comply with all laws and regulations relating to the lending of securities and applicable to UBS as lending agent; and

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                     (iii)  UBS  has the  power  to  execute  and  deliver  this
Agreement, to enter into the transactions contemplated hereby and to perform its obligations hereunder, and it has taken all necessary action to authorize such execution, delivery and performance.

              (c) Each of the above representations and warranties shall be deemed made and repeated for all purposes at and as of all times when any Loan entered into under the Borrowing Agreement is outstanding.

              (d) Each Client and UBS agree that, under the terms of this Agreement, Client retains ultimate authority with respect to lending Client's securities and has directed UBS to lend Available Securities in accordance with the terms hereof. Each Client and UBS further agrees that unless applicable law requires otherwise, UBS is not, and shall not be considered to be, solely by virtue of its role hereunder, an investment adviser for Client.

       5. STATEMENTS; RECORDS. UBS shall maintain current and accurate records of the Loans as required by applicable regulations and shall provide each Client with monthly statements detailing all deliveries and receipts of Loaned Securities and Collateral, all transactions in the Client Account made at the direction of UBS, all fees received and income earned from the Collateral and Loaned Securities, all fees and other amounts paid to each Borrower or others, and such other information as Client may reasonably request.

       6. COMPENSATION OF UBS. In consideration of the services to be provided by UBS hereunder, UBS shall be entitled to compensation as set forth in
Exhibit 4. UBS is hereby authorized to charge such compensation and reimbursements against and collect the same from the revenues derived from securities lending activities or to direct the Custodian to pay UBS such compensation and reimbursements on a monthly basis, within 10 business days after the end of each month. The fees paid to UBS hereunder are solely in consideration of securities lending services rendered by it and are in addition to any other fees or compensation to which it may be entitled for services rendered for Client under other agreements.

       7.     MODIFICATION AND TERMINATION OF AGREEMENT.

       (a) This Agreement is a continuing agreement and shall remain in full force and effect until terminated in accordance with this Section. This Agreement may be modified with respect to any Client at any time upon mutual written agreement of UBS and that Client, expressly referring to this Agreement and indicating an intention to effect such modification. This Agreement also may be terminated at any time by UBS or any Client upon fourteen (14) days prior written notice to the other party.

       (b) Following any termination of this Agreement but only with respect to the Client or Clients with respect to which such termination is effective, UBS shall:

              (i)    immediately cease making new Loans;

              (ii) terminate, as promptly as possible, any outstanding Loans, but shall continue to administer any such outstanding Loans as necessary to effect their termination, including,


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without  limitation,  (A) the return to Borrowers of  Collateral  on Loans as to which Loaned Securities are returned to UBS or to the Client Account and as to which the Borrower is not in default, and (B) the coordination of the liquidation of Collateral, all in the manner and on the terms permitted under the Borrowing Agreements and deemed necessary or appropriate by UBS; and

              (iii) remit and deliver, or arrange for remittance and delivery, to the Client Account all securities, earnings and other items due to each Lending Client.

       (c) Regardless of any agreement as to, or the receipt of any notice of, termination and the cessation of lending, this Agreement shall not entirely terminate with respect to any Lending Client until all Loans have been closed, all Collateral liquidated or returned, all deliveries and remittances due the Client have been made, all obligations and undertakings (including, without limitation those set forth in Sections 8(d) and 13(b) hereof) of UBS to Client have been fulfilled and satisfied, and all final reports required hereunder have been made.

       8.     STANDARD OF CARE; INDEMNIFICATION.

       (a) Subject to the requirements of ERISA with respect to Loans involving "plan assets" within the meaning of ERISA, and except as otherwise provided for in Sections 8(c) and 13(b) hereof, UBS shall not be liable for any loss or damage suffered or incurred by any Client in connection with any Loan or the administration and operation of UBS's securities lending program, whether or not resulting from any act or omission to act hereunder or otherwise, unless and except to the extent such loss or damage has been determined by a final judgment or order of a court of competent jurisdiction to have arisen out of UBS's own breach of this Agreement, the Borrower Agreement or the Supplemental Agreement, or UBS's own negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, including any losses covered under paragraphs 8(d) and 13(b) of this Agreement, UBS shall not be liable to any Client for any special or indirect losses or damages which the Client may incur or suffer by or as a consequence of UBS's performance of, or failure to perform, the services to be provided hereunder, whether or not the likelihood of such losses or damages was known by UBS, nor shall UBS be liable for any losses or damages resulting from UBS's having complied with the Investment Guidelines or with any other directions from, or requirements of, the Client.

       (b) UBS shall indemnify Client in the event a Borrower defaults on any Loan by failing to return equivalent securities when due, by either (i) replacing in Client's account the unreturned Loaned Securities with other securities of the same issuer, class and denomination (or the equivalent securities in the event of an intervening corporate change) or (ii) at UBS's option, paying the Client federal funds equal to the Market Value of the unreturned Loaned Securities as of the date of the Borrower default. UBS shall also be responsible for any interest or dividends accrued on the Loaned Securities between the date of the Borrower default and the date on which the actions in clauses (i) or (ii) have been completed, together with all brokerage commissions, fees and stock transfer taxes incurred by UBS in replacing the unreturned Loaned Securities. UBS may utilize Collateral proceeds and all income generated by the Loan, to the extent thereof, including income and gains from the investment of cash Collateral, toward the satisfaction of the

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foregoing  obligations,  and  shall  be  subrogated  and  succeed  to all of the
Client's rights against the Borrower to the extent of any such payment, loss or expense in excess thereof.

       (c) UBS shall not be liable to any Client for any investment losses with respect to cash Collateral. Each Client authorizes UBS to charge the Client Account for any amounts payable by such Client pursuant to this Section 8(b).

       (d) Client shall indemnify UBS and hold it harmless from and against any and all liability, loss, damages and claims, including attorneys' fees and all other expenses reasonably incurred in its defense, to which UBS shall be subjected by reason of UBS's actions, or failure to act in accordance with this Agreement; provided however that Client's aforesaid obligation to indemnify and hold UBS harmless shall not apply with respect to any liability, loss, damages or claims (including attorneys' fees and other expenses) (i) arising from or related to any action or inaction by UBS that is in violation of, or constitutes a breach of, or is inconsistent with, UBS's obligations under, this Agreement, a Borrowing Agreement or a Supplemental Agreement, or that is determined by a court of competent jurisdiction to constitute negligence or willful misconduct on the part of UBS, or (ii) if Available Securities are "plan assets" within the meaning of ERISA, but only to the extent that UBS acts as a fiduciary with respect to such plan assets, to a breach of fiduciary duty by UBS under ERISA.

       9. GOVERNING LAW; JURISDICTION. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the conflict of law principles thereof.

       10.    MISCELLANEOUS.

       (a) If Exhibit 1 specifies that a party identified thereon as a Client is acting on behalf of one or more of its portfolios, series, sub-trusts or sub-accounts (each, a "portfolio") that are also identified on Exhibit 1, each such portfolio shall be deemed to be a Client for all purposes under this Agreement.

       (b) Notwithstanding any other provision of this Agreement, the parties agree that, if more than one Client (including any portfolio) is identified on
Exhibit 1:

              (i) the relationships and agreements set forth in this Agreement between each Client and UBS shall be several, separate and distinct from those between any other Client and UBS, to the same effect as if that Client had executed a separate agreement in the form hereof with UBS; and

              (ii) the assets and liabilities of each Client are separate and distinct from the assets and liabilities of each other Client, and no Client shall be liable or shall be charged for any debt, obligation or liability of any other Client under this Agreement.

       (c) With respect to each Client that is a trust, notice is hereby given that the obligations of this instrument are not binding upon any of the trustees of Client individually but are binding solely upon the assets and property of Client.

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       (d)    In the event any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had never been contained herein.

       (e) This Agreement (including the exhibits and schedules attached hereto) constitutes the entire agreement between the parties and supersedes any prior agreements between the parties with respect to the subject matter hereof. This Agreement shall not be assigned by either party without the prior written consent of the other party.

       11. NOTICES. All notices, reports and statements shall be mailed, sent by express delivery service, or facsimile transmitted to the parties at the following addresses and facsimile telephone numbers and shall be effective upon receipt thereof:

TO UBS:

Address:   UBS Securities LLC
           265 Franklin Street
           Boston, Massachusetts 02110
           Attention: Global Portfolio Lending

Fax:       (617) 439-8215

TO CLIENT:

Address:   c/o GE Capital Real Estate
           292 Long Ridge Road
           Stamford, CT 06927
           Attention: Philip Mintz

           Fax:     (203) 585-0179

Copies to: GE Capital Real Estate
           292 Long Ridge Road
           Stamford, CT 06927
           Attention: Legal Operation/Security Capital
           Fax: 203-357-6768


       12.    SECURITIES INVESTORS PROTECTION ACT OF 1970 NOTICE.

       EACH CLIENT IS HEREBY ADVISED AND ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT CLIENT WITH RESPECT TO THE LOAN OF SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO CLIENT MAY CONSTITUTE

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THE ONLY  SOURCE  OF  SATISFACTION  OF  BORROWER'S  OBLIGATION  IN THE EVENT THE
BORROWER FAILS TO RETURN THE SECURITIES.

       13.    DEFINITIONS. For the purposes hereof:

       (a) "Affiliate" shall mean any entity, which controls, is controlled by, or is under common control with another entity.

       (b) "Available Securities" shall mean with respect to any Client and on any date, those securities held or maintained in its Client Account, other than those securities that Client has designated by written notice to UBS as not being available for Loans.

       (c) "Borrower" shall mean, with respect to any Loan, the party that is a borrower under a Borrowing Agreement.

       (d)    "Borrowing  Agreement" shall have the meaning set forth in Section
1.

       (e) "Business Day" shall mean any day other than a day on which the New York Stock Exchange, Inc. is closed for trading; PROVIDED, however, that for purposes of the notice required to terminate any Loan, "Business Day" shall have the meaning established under the related Borrowing Agreement.

       (f) "Client Account" shall mean, with respect to any Client, the account specified in Exhibit 3.

       (g) "Collateral" shall mean all securities and other items of property pledged as collateral for a Loan.

       (h) "Collateral Guidelines" shall mean, with respect to any Client, the guidelines for Eligible Collateral and for the investment of cash Collateral set forth in Exhibit 5.

       (i) "Custodian" shall mean, with respect to any Client, the entity identified as such in Exhibit 3.

       (j) "Eligible Borrower" shall mean, with respect to any Client and on any date, any entity to which Available Securities may be loaned on behalf of that Client, as listed in Exhibit 2, as the same may be amended from time to time by UBS and approved in writing by Client.

       (k) "Eligible Collateral" shall mean, with respect to any Lending Client and subject to such limitations as are specified in the Collateral Guidelines, Collateral consisting of (i) cash, (ii) Government Securities; (iii) Letters of Credit; and (iv) such other securities, instruments or investment property specified in the Collateral Guidelines.

       (l) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may now or hereafter be amended.

       (m) "Foreign Securities" shall mean securities that are denominated in a currency other than United States dollars and that are principally cleared and settled outside of the United States.

       (n)    "Government   Securities"  shall  mean  government  securities  as
defined in Section 3(a)(42)(A)-(C) of the Securities Exchange Act of 1934, as amended.

       (o)    "Lending Client" shall have the meaning set forth in Section 1.

       (p) "Letter of Credit" shall mean an irrevocable, unconditional, stand-by letter of credit, in form and substance satisfactory to the Lending Client, issued by a bank (not affiliated with the Borrower under the related
Loan) listed in the Collateral Guidelines.

       (q) "Loan" shall mean a loan of Available Securities pursuant to this Agreement.

       (r) "Loaned Securities" shall mean, with respect to any Loan, the securities loaned by UBS on behalf of a Lending Client.

       (s) "Market Value" shall have the meaning assigned in the applicable Borrowing Agreement.

       (t)    "Required  Collateral  Level"  shall have the meaning set forth in
Section 3(a).

       (u) "Termination Notice Time" shall mean: (i) with respect to a direction by Client to UBS to terminate a Loan of Foreign or Government Securities, 9:45 a.m., Eastern time, on a Business Day; and (ii) with respect to a direction by Client to UBS to terminate any other Loan, 11:30 a.m., Eastern time, on a Business Day.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereto duly authorized effective as of the day and year first above written.

                                           UBS Securities LLC

                                           BY: /s/ DENISE E. KARABOTS
                                              ----------------------------------
                                           NAME:   Denise E. Karabots
                                           TITLE:  Executive Director


                                           Client

                                           BY: /s/ PHILIP A. MINTZ
                                              ----------------------------------
                                           NAME:   Philip A. Mintz
                                           TITLE:  Vice President

                                    EXHIBIT 1
                              (LISTING OF CLIENTS)



                  Security Capital Shopping Mall Business Trust

                                    EXHIBIT 2
                              (ELIGIBLE BORROWERS)

         CLIENT APPROVED                             CLIENT APPROVED
         BORROWERS:                                  CREDIT LIMITS (MILLIONS):


         Citigroup Global Markets, Inc               $ 250

         JPMorgan Chase Bank                         $ 250

         Merrill, Lynch, Pierce, Fenner
              & Smith Incorporated                   $ 250

         Wachovia Bank, National Association         $ 250

                                    EXHIBIT 3

                   (CLIENT ACCOUNT AND CUSTODIAN INFORMATION)



                           UBS Financial Services Inc.
                           590 Madison Avenue
                           23rd Floor
                           New York, NY  10022

                           Acct. # UT28179

                                    EXHIBIT 4
                             (COMPENSATION SCHEDULE)


       A twenty (20) basis point (bp) loan fee on all loans made pursuant to this agreement will be distributed on the following schedule:

       Security Capital Shopping Mall Business Trust -14 bps
       UBS Securities LLC - 6 bps

                                    EXHIBIT 5
                             (COLLATERAL GUIDELINES)

1.     FOR EACH  LENDING  CLIENT,  COLLATERAL  SHALL BE HELD (CHECK  APPROPRIATE
       BOX):

              [X] by UBS Financial Services Inc. for the account of Lending Client;

              [_]    in the Client Account;

2.     FOR EACH CLIENT, ELIGIBLE COLLATERAL SHALL INCLUDE:

       A.     CASH IN THE FOLLOWING CURRENCIES:

                                                                     YES     NO
              (i)     U.S. Dollars                                   [X]     [_]
              (ii)    Other:___________                              [_]     [X]

       B.     U.S. GOVERNMENT SECURITIES                             [_]     [X]

              Securities issued or guaranteed by the United
              States government or any agency or instrumentality thereof ("U.S. government securities")

3.     FOR EACH CLIENT, CASH COLLATERAL MAY BE INVESTED IN AS FOLLOWS:
         PERMISSIBLE INVESTMENTS

         Asset Backeds

         Bankers Acceptances (Domestic and Yankee)

         Certificates of Deposit (Domestic and Yankee)

         Commercial Paper

         Euro Time Deposits (Banks that have been approved by Client)

         Funding Agreements

         Master Notes

         Money Market Funds

         Money Market Preferreds

         Mortgages

         Traditional/Non-Traditional Repurchase/Reverse Repurchase Agreements

         Trust Certificates

         UBS Private Money Market Fund LLC

         U.S. Corporate Securities

         U.S. Treasuries and Agencies

         Yankee Debt